
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements of Park Electrochemical Corp. and is qualified in it entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          MAR-03-1996
<PERIOD-END>                               AUG-27-1995
<CASH>                                          18,046
<SECURITIES>                                    23,199
<RECEIVABLES>                                   36,635
<ALLOWANCES>                                         0
<INVENTORY>                                     21,767
<CURRENT-ASSETS>                               103,627
<PP&E>                                         139,002
<DEPRECIATION>                                  68,096
<TOTAL-ASSETS>                                 176,480
<CURRENT-LIABILITIES>                           47,037
<BONDS>                                              0
<COMMON>                                         1,358
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                     121,043
<TOTAL-LIABILITY-AND-EQUITY>                   176,480
<SALES>                                        145,349
<TOTAL-REVENUES>                               146,468
<CGS>                                          112,423
<TOTAL-COSTS>                                  128,910
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 17,558
<INCOME-TAX>                                     6,168
<INCOME-CONTINUING>                             11,390
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    11,390
<EPS-PRIMARY>                                     $.97
<EPS-DILUTED>                                     $.96<F1>

<F1>On July 12, 1995 the Company's Board of Directors voted a two-for-one stock split in the form of a 100% common stock dividend. The stock dividend was distributed on August 15, 1995 to stockholders of record on July 24, 1995. All share and per share data for prior periods have been retroactively restated to reflect the stock split. Accordingly, the earnings per share amounts above reflect the impact of the stock split.

